Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-92229) pertaining to the 1993 Stock Option Plan and the 1996 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-138697) pertaining to the 2006 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-168629) as filed on August 6, 2010 pertaining to the 2007 Equity Compensation Plan of Valeant Pharmaceuticals International, Inc., formerly Biovail Corporation, and in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-168254) pertaining to the equity originally issued under the Valeant Pharmaceuticals International 2006 Equity Incentive Plan and the Valeant Pharmaceuticals International 2003 Equity Incentive Plan, of our reports dated February 28, 2011, with respect to the consolidated financial statements and schedule of Valeant Pharmaceuticals International, Inc., and the effectiveness of internal control over financial reporting of Valeant Pharmaceuticals International, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP
Toronto, Canada	Chartered Accountants
February 28, 2011	Licensed Public Accountant